UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2007

ORTHOVITA, INC.

(Exact Name of Registrant Specified in Charter)

Pennsylvania	0-24517	23-2694857
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Great Valley Parkway Malvern, Pennsylvania	19355
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone, including area code: (610) 640-1775

(Former Name and Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws

Effective December 20, 2007, Orthovita, Inc. (the “Company”) amended its Amended and Restated Articles of Incorporation (the “Articles”) and its Amended and Restated Bylaws (the “Bylaws”) by action of the Company’s Board of Directors.

Article 5 of the Articles and Article VII of the Bylaws were amended to provide for the issuance of uncertificated shares and for the transfer and other procedural matters relating to uncertificated shares. These amendments were adopted to allow the Company to implement a direct registration system for the book-entry issuance and transfer of the Company’s stock, as will be required for all Nasdaq companies beginning in 2008.

The Bylaws were also amended to (i) specify certain provisions for the conduct of meetings of directors and shareholders; (ii) specifically provide for the electronic manner of giving notice; and (iii) correct the address of the Company’s registered office.

The form of the Amended and Restated Articles of Incorporation and the form of the Amended and Restated Bylaws, each as amended through December 20, 2007, are attached to this Current Report on Form 8-K as Exhibits 3.1 and 3.2 respectively.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

3.1	Composite Amended and Restated Articles of Incorporation, as amended

3.2	Amended and Restated Bylaws, as amended

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORTHOVITA, INC.

By:	/s/ Albert J. Pavucek, Jr.
Chief Financial Officer

Dated: December 27, 2007